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                                  EXHIBIT 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions, "Selected Financial Information of Interstate" and "Experts" and to the use of our report dated February 2, 1996, except for Note 10 as to which the date is August 7, 1966, with respect to the financial statements of Interstate Forging Industries, Inc. ("Interstate"), included in the Proxy Statement of Interstate that is made a part of Amendment No. 5 to the Registration Statement (Form S-4) and Prospectus of Citation Corporation for the registration of 1,496,474 Contingent Payment Rights.



                                             /s/ Ernst & Young LLP

                                             ERNST & YOUNG LLP




Milwaukee, Wisconsin
September 27, 1996